Exhibit 21.1

Subsidiaries of Registrant                      State of Incorporation
--------------------------                      ----------------------
Area Services, Inc.                             Kentucky
Commonwealth Bancorp of Glasgow                 Kentucky
Bowling Green Bank & Trust Company, N.A.        Chartered by the Office of the
                                                Comptroller of the Currency
The New Farmers National Bank                   Chartered by the Office of the
                                                Comptroller of the Currency
The Owensboro National Bank                     Kentucky
First City Bank & Trust Company                 Kentucky
ABC Credit Corporation                          Kentucky
Southern Deposit Bank                           Kentucky
Citizens Deposit Bancshares, Inc.               Kentucky
Citizens Deposit Bank                           Kentucky
Cardinal Bancshares, Inc.                       Kentucky
Jefferson Banking Company                       Kentucky
First & Peoples Bank                            Kentucky
Alliance Bank, FSB                              Chartered by the Office of
                                                Thrift Supervision
The Vine Street Trust Company                   Kentucky
Vine Street Financial, Inc.                     Kentucky
HNB Bank, N.A.                                  Chartered by the Office of the
                                                Comptroller of the Currency
Cardinal Data Service Corporation               Kentucky
Mutual Insurance Agency, Inc.                   Kentucky
Mutual Service Corporation                      Kentucky